SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 1998
                                                   ---------------

         Providian National Bank (formerly First Deposit National Bank)
                     on behalf of the Providian Master Trust
                    (formerly the First Deposit Master Trust)
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

                                      33-59922
                                      33-84844
                                      33-99462
   United States of America          333-22131           02-0118519
-------------------------------     -----------          ----------------
(State or other jurisdiction of     (Commission          (I.R.S. Employer
incorporation or organization)      File No.)            Identification No.)

            295 Main Street
         Tilton, New Hampshire                                      03276
  ---------------------------------------                        ----------
  (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  (603) 286-4348
                                                     --------------


                     Not Applicable
------------------------------------------------------------
(Former name or former address, if changed since last report)


Item 5.  Other Events.

     The Registrant entered into a Supplemental Agreement No. 1 dated as of January 1, 1998 (the "Supplemental Agreement") to the Pooling and Servicing Agreement dated as of June 1, 1993, as amended and supplemented (the "Agreement"), among First Deposit National Bank, Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, whereby First Deposit National Bank, as the surviving Seller after the merger of Providian National Bank into First Deposit National Bank, agreed that it would assume the performance of every covenant and obligation of Providian National Bank, the discontinued Seller, under the Agreement. Upon completion of the merger, First Deposit National Bank changed its name to Providian National Bank.

                                   Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on behalf of the Providian Master Trust by the undersigned hereunto duly authorized.


                                              PROVIDIAN MASTER TRUST

                                              By: PROVIDIAN NATIONAL BANK,
                                                  Servicer

                                              By:  /s/ Robert W. Molke
                                                   ---------------------------
                                                   Robert W. Molke
                                                   Vice President and Treasurer


Date:        January 8, 1998

                                               EXHIBIT INDEX


Exhibit No.

99.1 Supplemental Agreement No. 1 dated as of January 1, 1998 to the Pooling and Servicing Agreement dated as of June 1, 1993, as amended and supplemented (the "Agreement"), among First Deposit National Bank, Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee.